UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 2, 2004

SOUTHERN MISSOURI BANCORP, INC.

(Exact name of Registrant as specified in its Charter)

Missouri	000-23406	43-1665523
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri	63901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (573) 785-1421

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Item 4. Changes in Registrant's Certifying Accountant.

         On April 2, 2004, the company dismissed Kraft, Miles and Tatum, LLC ("KMT") as its independent accountant. The reports of KMT on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit committee of the board of directors made the decision to change independent accountants. In connection with its audits for the two most recent fiscal years and through April 2, 2004, there were no disagreements with KMT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KMT would have caused KMT to make reference thereto in its report on the company's financial statements. During the two most recent fiscal years and through April 2, 2004, there were no reportable events (as set forth in Regulation S-B Item 304 (a)(1)(iv)(B)) with KMT. KMT has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of this letter is included as an exhibit to this report.

         On April 2, 2004, the Company engaged Baird, Kurtz, and Dobson ("BKD") as its independent accountant for the fiscal year ending June 30, 2004. During the two most recent fiscal years and through April 2, 2004, the company has engaged BKD for consulting services. The Company did not consult with BKD regarding (1) the application of accounting principles to a specific completed or proposed transaction, (2) the type of audit opinion that might be rendered on the company's financial statements or (3) the subject matter of a disagreement or reportable event with the former auditor (as set forth in Regulation S-B Item 304 (a)(1)(iv)(B)).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.
	16	Letter re Change in Certifying Accountant.

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized on April 2, 2004.

SOUTHERN MISSOURI BANCORP, INC.

Date: April 7, 2004	By: /s/ Greg A. Steffens Greg A Steffens President/Chief Financial Officer

End.